UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2017

CytoDyn Inc.

(Exact name of registrant as specified in charter)

Delaware	000-49908	75-3056237
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 28, 2017, CytoDyn Inc. (the “Company”) sold $650,000 in aggregate principal amount of unsecured convertible promissory notes (the “Notes”) and related warrants (the “Warrants”) to purchase common stock of the Company (the “Common Stock”), and on July 24, 2017 and July 26, 2017, the Company sold an aggregate of $350,000 in principal amount of Notes and related Warrants, all in private placements to accredited investors (collectively, the “July 24-28 Placements”), pursuant to subscription agreements entered into with each investor (collectively, the “Subscription Agreements”), in exchange for cash in an equal amount. The proceeds of the July 24-28 Placements are anticipated to be used for general working capital and to fund clinical trials.

The terms of the July 24-28 Placements and of the Notes and the Warrants are identical to those of the private placements that occurred between May 31, 2017 and July 10, 2017 (together with the July 24-28 Placements, the “Private Placements”), as described in the Form 8-Ks filed with the Securities and Exchange Commission on July 14, 2017, July 7, 2017 and June 22, 2017 (the “Prior 8-Ks”) and (solely with respect to the terms of the Notes and not the Warrants) the Form 8-K filed with the Securities and Exchange Commission on June 2, 2017, each of which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

In the July 24-28 Placements, the Company sold $1.0 million in aggregate principal amount of Notes and related Warrants to various accredited investors. The principal amount of the Notes plus unpaid accrued interest at an annual rate of 7.0% is convertible at the election of the holders into shares of Common Stock at any time prior to maturity, at an initial conversion price of $0.75 per share, with an aggregate of 1,333,330 shares of the Company’s Common Stock initially underlying the Notes.

As part of the investment in the Notes, the Company also issued Warrants exercisable for 50% of the shares into which the Notes are convertible, with Warrants for an aggregate of 666,664 shares of Common Stock issued in the July 24-28 Placements. The Warrants are exercisable at a price of $1.00 per share. The Warrants are currently exercisable in full and will expire five years from the date of issuance.

As described in the Prior 8-Ks, the Subscription Agreements contain certain “piggyback” registration rights relating to resales of shares of Common Stock underlying the Notes and the Warrants. In addition, the Company engaged a placement agent to assist with identifying certain investors to participate in the offering of its Notes and Warrants, the terms of which engagement are also described in the Prior 8-Ks and incorporated herein by reference. In connection with the July 24-28 Placements, the placement agent is entitled to Placement Agent Warrants for 63,999 shares of Common Stock and a cash fee of $54,000.

Each of the investors in the July 24-28 Placements and the placement agent represented to the Company that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemption from registration afforded by Section 4(a)(2) of the Securities Act in connection with the issuance of the Notes, the Warrants and the Placement Agent Warrants.

The foregoing description of the Notes, the Warrants, the Placement Agent Warrants and the July 24-28 Placements is qualified in its entirety by reference to the full text of the Notes, the Warrants, the Placement Agent Warrants and the Subscription Agreements, which are included as Exhibits 4.1, 4.2, 4.3 and 10.1, respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

Following the July 24-28 Placements, the Company terminated its offering of Notes and Warrants, having raised an aggregate of approximately $6.0 in gross proceeds in the Private Placements. In the Private Placements, in the aggregate, the Company issued approximately $6.0 million in principal amount of Notes, which are initially convertible into 8,051,324 shares of Common Stock (excluding accrued interest through the maturity date), as well as Warrants for 4,025,656 shares of Common Stock. For services rendered in the Private Placements, the placement agent is entitled to Placement Agent Warrants for an aggregate of 350,766 shares of Common Stock, as well as cash fees of approximately $0.3 million, including $20,000 in non-accountable expenses.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Form of Convertible Promissory Note (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on June 22, 2017).

4.2	Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on June 22, 2017).

4.3	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to the Form 8-K filed on June 22, 2017).

10.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on June 22, 2017).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CytoDyn Inc.

Dated: July 31, 2017	By:	/s/ Michael D. Mulholland
Michael D. Mulholland
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Convertible Promissory Note (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on June 22, 2017).

4.2	Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on June 22, 2017).

4.3	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to the Form 8-K filed on June 22, 2017).

10.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on June 22, 2017).